Exhibit 99.1

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Heartland Financial USA, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report), I, Lynn B. Fuller, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. subsection 1350, as adopted pursuant to subsection 906 of the Sarbanes-Oxley Act of 2002, that:

      (1)  The  Report  fully complies with the  requirements  of section  13(a) or 15(d) of the Securities Exchange Act  of  1934;
and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Lynn B. Fuller
________________________________
Lynn B. Fuller
Chief Executive Officer
August 14, 2002